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                                                               Exhibit 1.(10)(b)

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SUPPLEMENTARY LIFE APPLICATION                            [RELIASTAR LOGO]
Please print all answers in black ink.                    Reliastar Life Insurance Company of New York
Changes and corrections must be initialed by Applicant.   1000 Woodbury Road, Suite 102
                                                          P.O. Box 9004, Woodbury, New York 11797
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1. NAME OF PROPOSED INSURED (First, Middle, Last)

________________________________________________________________________________


2. ALLOCATION OF PREMIUM PAYMENTS: Allocation must be in whole percentage points totaling 100%

a.   [  %]  Fixed Account (SFA)


AIM VARIABLE INSURANCE PRODUCTS FUND, INC.

b.   [  %]  AIM V.I. Dent Demographic
            Trends Fund (ADT)

THE ALGER AMERICAN FUND

c.   [  %]  Alger American Growth
            Portfolio (AGR)

d.   [  %]  Alger American Leveraged
            AllCap Portfolio (ALA)

e.   [  %]  Alger American MidCap
            Growth Portfolio (AMG)

f.   [  %]  Alger American Small
            Capitalization Portfolio (ASC)


FIDELITY VARIABLE INSURANCE PRODUCTS FUNDS

g.   [  %]  VIP Equity Income
            Portfolio (FEI)

h.   [  %]  VIP Growth
            Portfolio (FGP)

i.   [  %]  VIP High Income
            Portfolio (FHI)

j.   [  %]  VIP Money Market
            Portfolio (FMM)


FIDELITY VARIABLE INSURANCE
PRODUCTS FUNDS II

k.   [  %]  VIP II Contrafund
            Portfolio (FCF)

l.   [  %]  VIP II Index 500
            Portfolio (FIN)

m.   [  %]  VIP II Investment Grade
            Bond Portfolio (FIG)


JANUS ASPEN SERIES

n.   [  %]  Aggressive Growth
            Portfolio (JAG)

o.   [  %]  Growth
            Portfolio (JGP)

p.   [  %]  International Growth
            Portfolio (JIG)

q.   [  %]  Worldwide Growth
            Portfolio (JWG)


NEUBERGER BERMAN ADVISERS
MANAGEMENT TRUST

r.   [  %]  Limited Maturity Bond
            Portfolio (NLM)

s.   [  %]  Partners
            Portfolio (NPP)

t.   [  %]  Socially Responsive
            Portfolio (NSR)


PILGRIM VARIABLE PRODUCTS TRUST

u.   [  %]  VP Growth Opportunities
            Portfolio (PGO)

v.   [  %]  VP Growth + Value
            Portfolio (NGF)

w.   [  %]  VP High Yield Bond
            Portfolio (NHY)

x.   [  %]  VP International Value
            Portfolio (NIV)

y.   [  %]  VP MagnaCap
            Portfolio (PMP)

z.   [  %]  VP MidCap Opportunities
            Portfolio (PMO)

aa.  [  %]  VP Research Enhanced
            Index Portfolio (NMS)

bb.  [  %]  VP SmallCap Opportunities
            Portfolio (NIG)


OCC ACCUMULATION TRUST

cc.  [  %]  Equity
            Portfolio (OEP)

dd.  [  %]  Global Equity
            Portfolio (OGE)

ee.  [  %]  Managed
            Portfolio (OMP)

ff.  [  %]  Small Cap
            Portfolio (OSC)


PUTNAM VARIABLE TRUST

gg.  [  %]  Putnam VT Growth &
            Income Fund (PGI)

hh.  [  %]  Putnam VT New
            Opportunities Fund (PNO)

ii.  [  %]  Putnam VT Voyager
            Fund (PVY)



We reserve the right to limit
your participation to a total of
seventeen Sub-Account funds
over the lifetime of your Policy.
Upon participation in the
seventeenth Sub-Account fund,
you would be able to allocate
premiums to and transfer
within the seventeen Sub-
Account funds already used
and which are still available,
but could not participate in any
other Sub-Account funds.


________________________________________________________________________________
3. SUITABILITY:

   IMPORTANT NOTICE: THE DEATH BENEFIT, CASH SURRENDER VALUE, DURATION OF COVERAGE, AND ENDOWMENT BENEFITS UNDER THE VARIABLE ACCOUNT MAY INCREASE OR DECREASE WITH THE INVESTMENT PERFORMANCE OF THE SUB-ACCOUNT FUNDS. REGARDLESS OF THE INVESTMENT PERFORMANCE, THE DEATH BENEFIT WILL NEVER BE LESS THAN THE FACE AMOUNT AS LONG AS THERE ARE NO UNPAID MONTHLY DEDUCTIONS, POLICY LOANS OR PARTIAL WITHDRAWALS. THERE IS NO GUARANTEED CASH SURRENDER VALUE OR ENDOWMENT BENEFITS FOR AMOUNTS IN THE VARIABLE ACCOUNT, AND THESE AMOUNTS MAY BE REDUCED TO ZERO. UPON REQUEST, WE WILL FURNISH YOU WITH A COMPARISON OF BENEFITS OF THE POLICY APPLIED FOR AND A FIXED LIFE INSURANCE POLICY.


   a. Did the Proposed Owner receive a Prospectus describing the policy, investment options, and important features? . . [ ] Yes [ ] No

   b. If yes, which Prospectus was delivered? [ ] Internet Website   [ ] CD-ROM
      [ ] Paper

      If delivery was the internet, the Proposed Owner has been given instructions for accessing the information, and if delivery was in electronic format, the Proposed Owner consented to delivery in this format.

   c. What is the effective date of the Prospectus? __________________________

Form 4096C                                                           (Rev 2-00)

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3.   SUITABILITY (CONTINUED):
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     d.  Does the Proposed Owner consent to delivery of future prospectuses, prospectus supplements, statements of additional information, annual and semi-annual reports, proxy materials, transactional confirmations, and periodic statements in one or more of the following forms? (Check all that apply.)

         ____  Internet Website

         ____  CD-ROM

         ____  E-Mail, and my e-mail address is _______________________________

         This consent is valid until revoked by the Proposed Owner in writing. The Proposed Owner understands that ReliaStar Life Insurance Company of New York may choose to discontinue delivery of the above types at any time and may choose to deliver a paper version.

     e.  Does the Proposed Owner consent to eliminate duplicate mailings of identical documents to the same household (including prospectuses, statements of additional information, and annual and semi-annual reports) if they have more than one ReliaStar Life Insurance Company of New York policy?......................................................... ____ Yes  ____ No

     f.  Does the Proposed Owner understand that if premiums are allocated to the Variable Account the Death Benefit may, under certain conditions, increase or decrease depending on the investment performance of the
         Variable Account?........................................................... ____ Yes  ____ No

     g.  Does the Proposed Owner understand the Cash Surrender Value will increase or decrease reflecting the investment performance of the
         Variable Account?........................................................... ____ Yes  ____ No

     h.  Does the Proposed Owner think that this policy will meet his or her insurance needs and financial objectives?................................... ____ Yes  ____ No
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     i.  a. Savings $_____________________________________  b.  Current Value of Securities $______________________________

         c. Equity in Home $______________________________  d.  Assets $___________________________________________________

         e. Debts $_______________________________________  f.  No. & Ages of Dependents___________________________________

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________________________________________________________________________________

4.   DEATH BENEFIT OPTION   ___ Option A (Level Amount Option)

                            ___ Option B (Variable Amount Option)

________________________________________________________________________________

5. VARIABLE UNIVERSAL LIFE INSURANCE RIDERS (Check if desired and/or enter amounts)

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         ___  Accelerated Benefit Rider*                                                           $________________________

         ___  Waiver of Monthly Deduction Rider                                                    $________________________

         ___  Total Disability Specified Premium Rider                                             $________________________

         ___  Additional Insured Rider (on Primary Insured)                                        $________________________

         ___  Additional Insured Rider (on Additional Insured)                                     $________________________

         ___  Accidental Death Benefit Rider                                                       $________________________

         ___  Other ______________________________________________________________________         $________________________

         ___  Other ______________________________________________________________________         $________________________

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*    RECEIPT OF ACCELERATED DEATH BENEFITS MAY AFFECT ELIGIBILITY FOR PUBLIC
     ASSISTANCE PROGRAMS AND MAY BE TAXABLE. A LIEN WILL BE PLACED AGAINST THE POLICY FOR THE AMOUNT ADVANCED, PLUS ANY ADMINISTRATIVE CHARGE, NOT TO EXCEED $300, PLUS ANY ACCRUED INTEREST ON THE LIEN.


I represent that the above statements and answers are true and complete to the best of my knowledge and belief. It is understood and agreed that this Supplementary Application, together with Parts One, Two and Three, if applicable, of my application for life insurance shall form the basis of the policy applied for. If there is any conflict between the above statements and answers and those give in Parts One, Two and Three, if applicable, of my application, the answers herein will control.

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________________________________________________________      ______________________________________________________________
Signature of Agent                                            Signature of Proposed Insured

________________________________________________________      ______________________________________________________________
Broker Dealer Affiliation                                     Signature of Owner (if other than Proposed Insured)

________________________________________________________      ______________________________________________________________

Signed at:  ____________________________________________      ______________________________________________________________
                 City                  State                  Signature of Other Insured

Date: __________________________________________________      ______________________________________________________________
                                                              Signature of any Child covered by a Rider (if age 15 or older)

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Form 4096C                                                            (Rev 2-00)

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